UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2015

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2015, Masimo Corporation and certain of its affiliates (collectively, “Masimo”) entered into a Settlement and Covenant Not to Sue Agreement (the “Agreement”) with Shenzhen Mindray Biomedical Electronics Co., Ltd. and certain of its affiliates (collectively, “Mindray”). The Agreement settles each of the claims and legal proceedings between Masimo and Mindray described in Masimo’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2015 filed with the Securities and Exchange Commission on November 6, 2015.

Pursuant to the Agreement, Mindray is required to pay Masimo an aggregate of $25 million in two installments: the first installment of $7 million was received by Masimo on November 16, 2015; and the second installment of $18 million is due no later than January 15, 2016. Mindray is required to dismiss its claims and counterclaims against Masimo within 5 days of the settlement date and Masimo is required to dismiss its claims and counterclaims against Mindray within 5 days of receiving the second installment payment. The Agreement also contains requirements for the purchase of certain Masimo products by Mindray. In addition, Mindray assigned certain of its patents to Masimo. Certain covenants not to sue for patent infringement were also exchanged.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which will be filed by Masimo as an exhibit to Masimo’s Annual Report on Form 10-K for the year ending January 2, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: November 18, 2015	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)